EXHIBIT A
                        FORM OF AGREEMENT AND
PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION
(the "Agreement") is made as of this  , day of
2000, between Smith Barney Muni Funds, a
Massachusetts business trust with its principal
place of business at 388 Greenwich Street, New
York, New York 10013 ("Muni Funds"), on behalf of
the National Portfolio (the "Acquiring Fund"),
and Shepmyers Investment Company, a Pennsylvania
corporation with its principal place of business
at RD 1, Route 194, South Hanover, Pennsylvania
17331 (the "Acquired Fund").
This Agreement is intended to be and is
adopted as a plan of reorganization within the
meaning of Section 368(a) of the Internal Revenue
Code of 1986, as amended (the "Code"). The
reorganization (the "Reorganization") will
consist of the transfer of all or substantially
all of the assets of the Acquired Fund to the
Acquiring Fund in exchange for Class A voting
shares of beneficial interest ($.001 par value
per share) of the Acquiring Fund, (the "Acquiring
Fund Shares"), and the assumption by the
Acquiring Fund of all of the stated liabilities
of the Acquired Fund, and the distribution of the
Acquiring Fund Shares to the shareholders of the
Acquired Fund in complete liquidation of the
Acquired Fund as provided herein, all upon the
terms and conditions hereinafter set forth.
This agreement is also intended to be a
plan of asset transfer within the meaning of 15
Pa. C.S. Section 1932.
NOW, THEREFORE, in consideration of the
premises and of the covenants and agreements
hereinafter set forth, the parties hereto
covenant and agree as follows:
1.	TRANSFER OF ASSETS OF THE ACQUIRED FUND TO
THE ACQUIRING FUND IN EXCHANGE FOR THE ACQUIRING
FUND SHARES, THE ASSUMPTION OF ALL ACQUIRED FUND
STATED LIABILITIES AND THE LIQUIDATION OF THE
ACQUIRED FUND
1.1.	Subject to the terms and conditions
herein set forth and on the basis of the
representations and warranties contained herein,
the Acquired Fund agrees to transfer to the
Acquiring Fund all or substantially all of the
Acquired Fund's assets as set forth in section
1.2, and the Acquiring Fund agrees in exchange
therefor (i) to simultaneously deliver to the
Acquired Fund that number of full and fractional
(to the third decimal place) Acquiring Fund
Shares determined by dividing the value of the
Acquired Fund's net assets transferred to the
Acquiring Fund, computed in the manner and as of
the time and date set forth in section 2.1, by
the net asset value of one Acquiring Fund Share,
computed in the manner and as of the time and
date set forth in section 2.2; and (ii) to
simultaneously assume all of the stated
liabilities of the Acquired Fund, as set forth in
section 1.3.  Such transactions shall take place
at the closing provided for in section 3.1 (the
"Closing").
1.2. The assets of the Acquired Fund to be
acquired by the Acquiring Fund (collectively
"Assets") shall consist of all property and
assets, (except cash in an amount necessary to
pay any unpaid dividends and distributions
described in Section 1.4) including, without
limitation, all cash, cash equivalents,
securities, commodities and futures interests and
dividends or interest or other receivables that
are owned by or owed to the Acquired Fund and any
deferred or prepaid expenses shown on the
unaudited statement of assets and liabilities of
the Acquired Fund prepared as of the effective
time of the closing (the "Effective Time
Statement"), prepared in accordance with
generally accepted accounting principles ("GAAP")
applied consistently with those of the Acquired
Fund's most recent audited balance sheet. The
Assets shall constitute at least 90% of the fair
market value of the net assets, and at least 70%
of the fair market value of the gross assets,
held by Acquired Fund immediately before the
Closing (excluding for these purposes assets used
to pay the dividends and other distributions paid
pursuant to section 1.4).
1.3.     The Acquired Fund will endeavor to
discharge all the Acquired Fund's known
liabilities and obligations prior to the Closing
Date as defined in section 3.1, other than those
liabilities and obligations which would otherwise
be discharged at a later date in the ordinary
course of business.  Upon Closing, the Acquiring
Fund shall assume only those stated liabilities
of the Acquired Fund reflected in the Effective
Time Statement, which the Acquiring Fund shall
have the right to review prior to finalization,
and shall not assume any other liabilities,
whether absolute or contingent, known or unknown,
accrued or unaccrued, not reflected thereon.
1.4.	On or as soon as practicable prior to
the Closing Date as defined in section 3.1, the
Acquired Fund will declare and pay to its
shareholders of record one or more dividends
and/or other distributions so that it will have
distributed substantially all of its investment
company taxable income (computed without regard
to any deduction for dividends paid), the excess
of its interest income excludable from gross
income under section 103(a) of the Code over its
deductions disallowed under sections 265 and
171(a)(2) of the Code, and realized net capital
gain, if any, for the current taxable year
through the Closing Date.
1.5.	Immediately after the transfer of
assets provided for in section 1.1 (the
"Liquidation Time"), the Acquired Fund will
distribute to the Acquired Fund's shareholders of
record, determined as of the Valuation Time (the
"Acquired Fund Shareholders"), on a pro rata
basis, the Acquiring Fund Shares received by the
Acquired Fund pursuant to section 1.1. In
addition, the shareholders of the Acquired Fund
shall have the right to receive any unpaid
dividends or other distributions payable to them
which were declared by the Acquired Fund before
the Closing. Such distribution will be
accomplished by the transfer of the Acquiring
Fund Shares then credited to the account of the
Acquired Fund on the books of the Acquiring Fund
to open accounts on the share records of the
Acquiring Fund in the names of the Acquired Fund
Shareholders.  The aggregate net asset value of
Acquiring Fund Shares to be so credited to
Acquired Fund Shareholders shall be equal to the
aggregate net asset value of the Acquired Fund
shares owned by such shareholders as of the
Valuation Time.  All issued and outstanding
shares of the Acquired Fund will simultaneously
be cancelled on the books of the Acquired Fund,
although share certificates representing
interests in shares of the Acquired Fund will
represent a number of Acquiring Fund Shares after
the Closing Date as determined in accordance with
section 2.3. The Acquiring Fund will not issue
certificates representing Acquiring Fund Shares
in connection with such exchange. The Acquired
Fund will then, as soon as practicable file an
application pursuant to Section 8(f) of the
Investment Company Act of 1940, as amended (the
"1940 Act") for an order declaring that the
Acquired Fund has ceased to be an investment
company and, upon receipt of such order, shall
make all filings and take all other steps as
shall be necessary and proper to effect its
complete dissolution under Pennsylvania law.
After the Closing, the Acquired Fund shall not
conduct any business except in connection with
its liquidation, deregistration, and dissolution.
1.6.	Ownership of Acquiring Fund Shares
will be shown on the books of the Acquiring Fund.
Shares of the Acquiring Fund will be issued in
the manner described in the Acquiring Fund's
then-current prospectus and statement of
additional information.
1.7.	Any reporting responsibility of the
Acquired Fund until its dissolution in accordance
with Pennsylvania law including, without
limitation, the responsibility for filing of
regulatory reports, tax returns, or other
documents with the Securities and Exchange
Commission (the "Commission"), any state
securities commission, and any federal, state or
local tax authorities or any other relevant
regulatory authority, is and shall remain the
responsibility of the Acquired Fund; provided,
however, that notwithstanding any dissolution in
accordance with Pennsylvania law, the Acquired
Fund shall remain responsible for the filing of
any regulatory reports, tax returns or other
documents in connection with its termination and
deregistration as a management investment company
under the 1940 Act and any applicable state laws.
1.8.	All books and records of the Acquired
Fund, including all books and records required to
be maintained under the 1940 Act and the rules
and regulations thereunder, shall be available to
the Acquiring Fund from and after the Closing
Date and shall be turned over to the Acquiring
Fund as soon as practicable following the Closing
Date.
1.9	Approval of this Agreement by the
Acquired Fund shareholder shall be deemed to constitute approval of a proposal for the voluntary dissolution of the Acquired Fund as required by 15 Pa.Cis. - 1974.

2.	VALUATION
2.1.       The value of the Assets shall be
computed as of the close of regular trading on
The New York Stock Exchange, Inc. on the business
day immediately preceding the Closing Date, as
defined in Section 3.1 (such time and date being
hereinafter called the "Valuation Time") after
the declaration and payment of any dividends
and/or other distributions on that date, using
the valuation procedures set forth in the
Acquiring Fund's Declaration of Trust, as
amended, and then-current prospectus or statement
of additional information.
2.2.    The net asset value of an Acquiring
Fund share shall be the net asset value per share
computed as of the Valuation Time using the
valuation procedures referred to in section 2.1.
2.3.      The number of the Acquiring Fund
Shares to be issued (including fractional shares,
if any) in exchange for the Assets shall be
determined by dividing the value of the Net
Assets with respect to shares of the Acquired
Fund determined in accordance with section 2.1 by
the net asset value of an Acquiring Fund Share
determined in accordance with section 2.2.
2.4.      All computations of value at the
Valuation Time shall be made by or under the
direction of each Fund's respective accounting
agent, if applicable, in accordance with its
regular practice and the requirements of the 1940
Act and shall be subject to confirmation by each
Fund's respective independent accountants.
2.5       The Acquiring Fund shall deliver
a copy of its valuation report to the Acquired
Fund prior to Closing.
3.	CLOSING AND CLOSING DATE
3.1.	The Closing of the transactions
contemplated by this Agreement shall be April 14,
2000, or such later date as the parties may agree
in writing (the "Closing Date"). All acts taking
place at the Closing shall be deemed to take
place simultaneously as of 4:00 P.M., Eastern
time, on the Closing Date, unless otherwise
agreed to by the parties. The Closing shall be
held at the offices of the Acquired Fund or at
such other place and time as the parties may
agree.
3.2.	Acquired Fund shall deliver to
Acquiring Fund on the Closing Date the Effective
Time Statement.
3.3.	Investors Trust Company,  as
custodian for the Acquired Fund, shall deliver at
the Closing a certificate of an authorized
officer stating that (a) the Assets shall have
been delivered in proper form to PNC Bank,
National Association, custodian for the Acquiring
Fund, prior to or on the Closing Date and (b) all
necessary taxes in connection with the delivery
of the Assets, including all applicable federal
and state stock transfer stamps, if any, have
been paid or provision for payment has been made.
(Acquired Fund's portfolio securities represented
by a certificate or other written instrument
shall be presented by Custodian for Acquired Fund
to Custodian for Acquiring Fund for examination
no later than five business days preceding the
Closing Date and transferred and delivered by the
Acquired Fund as of the Closing Date by the
Acquired Fund for the account of Acquiring Fund
duly endorsed in proper form for transfer in such
condition as to constitute good delivery
thereof.)  Acquired Fund's portfolio securities
and instruments deposited with a securities
depository, as defined in Rule 17f-4 under the
1940 Act, shall be delivered as of the Closing
Date by book entry in accordance with the
customary practices of such depositories and
Custodian for Acquiring Fund.  The cash to be
transferred by the Acquired Fund shall be
delivered by wire transfer of federal funds on
the Closing Date.
3.4.	Investors Trust Company (the
"Transfer Agent"), on behalf of the Acquired
Fund, shall deliver at the Closing a certificate
of an authorized officer stating that its records
contain the names and addresses of the Acquired
Fund Shareholders and the number and percentage
ownership (to three decimal places) of
outstanding Acquired Fund Shares owned by each
such shareholder immediately prior to the
Closing. The Acquiring Fund shall issue and
deliver a confirmation evidencing the Acquiring
Fund Shares to be credited on the Closing Date to
the shareholders of the Acquired Fund or provide
evidence satisfactory to the Acquired Fund that
such Acquiring Fund Shares have been credited to
the accounts of  the  shareholders of the
Acquired Fund on the books of the Acquiring Fund.
At the Closing, each party shall deliver to the
other such bills of sale, checks, assignments,
share certificates, if any, receipts or other
documents as such other party or its counsel may
reasonably request to effect the transactions
contemplated by this Agreement.
3.5. In the event that immediately prior to
the Valuation Time (a) the New York Stock
Exchange or another primary trading market for
portfolio securities of the Acquiring Fund or the
Acquired Fund shall be closed to trading or
trading thereupon shall be restricted, or (b)
trading or the reporting of trading on such
Exchange or elsewhere shall be disrupted so that,
in the judgment of the Board of Trustees of Muni
Funds and Board of Directors of Acquired Fund,
accurate appraisal of the value of the net assets
with respect to the Acquiring Fund Shares or the
Acquired Fund Shares is impracticable, the
Closing Date shall be postponed until the first
business day after the day when trading shall
have been fully resumed and reporting shall have
been restored.
4.	REPRESENTATIONS AND WARRANTIES
4.1.	The Acquired Fund represents and warrants
to the Acquiring Fund as follows:
(a)	The Acquired Fund is a corporation
duly organized and validly existing under the
laws of, and duly authorized to conduct business
in, the Commonwealth of Pennsylvania with power
under the Acquired Fund's Articles of
Incorporation, as amended, and otherwise to own
all of its properties and assets, to carry on its
business as it is now being conducted and to
consummate the transactions contemplated herein,
and has all necessary federal, state and local
authorizations to carry on its business as now
being conducted and to consummate the
transactions contemplated by this Agreement.
(b)	The Acquired Fund is registered with
the Commission as a closed-end management
investment company under the 1940 Act, and such
registration is in full force and effect.
(c)	No consent, approval, authorization,
or order of any court or governmental authority
is required for the consummation by the Acquired
Fund of the transactions contemplated herein,
except such as have been or will be obtained
under the Securities Act of 1933, as amended (the
"1933 Act"), the Securities Exchange Act of 1934,
as amended (the "1934 Act") and the 1940 Act and
such as may be required by state corporate and
securities laws.
(d)	Other than with respect to contracts
entered into in connection with the portfolio
management of the Acquired Fund which shall
terminate on or prior to the Closing Date, the
Acquired Fund is not, and the execution, delivery
and performance of this Agreement by the Acquired
Fund will not result, in violation of law or of
the Acquired Fund's Articles of Incorporation, as
amended, or By-Laws, or of any material
agreement, indenture, instrument, contract, lease
or other undertaking to which the Acquired Fund
is a party or by which it is bound, and the
execution, delivery and performance of this
Agreement by the Acquired Fund will not result in
the acceleration of any material obligation, or
the imposition of any material penalty, under any
material agreement, indenture, instrument,
contract, lease, judgment or decree to which the
Acquired Fund is a party or by which it is bound.
(e)	No material litigation,
administrative or other proceeding or
investigation of or before any court or
governmental body is presently pending or to its
knowledge threatened against the Acquired Fund or
any properties or assets held by it. The Acquired
Fund knows of no facts that might form the basis
for the institution of such proceedings that
would materially and adversely affect its
business and is not a party to or subject to the
provisions of any order, decree or judgment of
any court or governmental body that  materially
and adversely affects its business or its ability
to consummate the transactions herein
contemplated.
(f)	The Statement of Assets and
Liabilities, (including Investments), Statement
of  Operations, and  Statement of  Changes in Net
Assets, and the Financial Highlights of the
Acquired Fund at and for the year ended December
31, 1999, a copy of which is attached hereto as
Schedule 4.1(f), have been audited by Beard &
Company, independent certified public
accountants, and are in accordance with GAAP
consistently applied, and such statements (copies
of which have been furnished to the Acquiring
Fund) present fairly, in all material respects,
the financial position, results of operations,
changes in net assets and financial highlights of
the Acquired Fund as of such date in accordance
with GAAP, and there are no known contingent
liabilities of the Acquired Fund required to be
reflected on a statement of assets and
liabilities (including the notes thereto) in
accordance with GAAP as of such date not
disclosed therein.
(g)	Since December 31, 1999, there has
not been any material adverse change in the
Acquired Fund's financial condition, assets,
liabilities or business other than changes
occurring in the ordinary course of business, or
any incurrence by the Acquired Fund of
indebtedness maturing more than one year from the
date such indebtedness was incurred except as
otherwise disclosed to and accepted in writing by
the Acquiring Fund.  For purposes of this
subsection (g), a decline in net asset value per
share of the Acquired Fund due to declines in
market values of securities in the Acquired
Fund's portfolio, the discharge of Acquired Fund
liabilities, or the redemption of Acquired Fund
shares by Acquired Fund Shareholders shall not
constitute a material adverse change.
(h)	At the date hereof and at the Closing
Date, all federal and other tax returns and
reports of the Acquired Fund required by law to
have been filed by such dates (after giving
effect to any extensions) shall have been filed
and are or will be correct in all material
respects, and all federal and other taxes shown
as due or required to be shown as due on said
returns and reports shall have been paid or
provision shall have been made for the payment
thereof, and, to the best of the Acquired Fund's
knowledge, no such return is currently under
audit and no unpaid assessment has been asserted
with respect to such returns.
(i)	For each taxable year of its
operation since it became a closed-end investment
management company (including the taxable year
ending on the Closing Date), the Acquired Fund
has met the requirements of Subchapter M of the
Code for qualification as a regulated investment
company and has elected to be treated as such,
has been eligible to and has computed its federal
income tax under Section 852 of the Code, and
will have distributed all of its investment
company taxable income and net capital gain (as
defined in the Code) that has accrued through the
Closing Date.
(j)	All issued and outstanding shares of
the Acquired Fund (i) have been offered and sold
in every state and the District of Columbia in
compliance in all material respects with
applicable registration requirements of the 1933
Act and applicable state securities laws, (ii)
are, and on the Closing Date will be, duly and
validly issued and outstanding, fully paid and
non-assessable, and (iii) will be held at the
time of the Closing by the persons and in the
amounts set forth in the records of the Transfer
Agent, as provided in section 3.3. The Acquired
Fund does not have outstanding any options,
warrants or other rights to subscribe for or
purchase any of the Acquired Fund shares, nor is
there outstanding any security convertible into
any of the Acquired Fund shares.
(k)	At the Closing Date, the Acquired
Fund will have good and marketable title to the
Acquired Fund's assets to be transferred to the
Acquiring Fund pursuant to section 1.1 and,
subject to the approval of its shareholders, full
right, power, and authority to sell, assign,
transfer and deliver such assets hereunder free
of any liens or other encumbrances, except those
liens or encumbrances as to which the Acquiring
Fund has received notice at or prior to the
Closing, and upon delivery and payment for such
assets, the Acquiring Fund will acquire good and
marketable title thereto, subject to no
restrictions on the full transfer thereof, except
such restrictions as might arise under the 1933
Act and the 1940 Act, except those restrictions
as to which the Acquiring Fund has received
notice and necessary documentation prior to the
Closing.
(l)	The execution, delivery and
performance of this Agreement will have been duly
authorized prior to the Closing Date by all
necessary action on the part of the Board of
Directors of the Acquired Fund, and, subject to
the approval of the Acquired Fund Shareholders,
this Agreement constitutes a legal valid and
binding obligation of the Acquired Fund,
enforceable against the Acquired Fund in
accordance with its terms, subject, as to
enforcement, to bankruptcy, insolvency,
fraudulent transfer, reorganization, arrangement,
moratorium and other laws relating to or
affecting creditors' rights and subject  to
general equity principles.
            (m)	The information to be furnished
by the Acquired Fund for use in applications for
orders, registration statements or proxy
materials or for use in any other document filed
or to be filed with any federal, state or local
regulatory authority (including the National
Association of Securities Dealers, Inc.), which
may be necessary in connection with the
transactions contemplated hereby, shall be
accurate and complete in all material respects
and shall comply in all material respects with
federal securities and other laws and regulations
applicable thereto.
             (n)	The information provided by the
Acquired Fund in the Proxy Statement/Prospectus
to be included in the Registration Statement
conforms in all material respects to the
applicable requirements of the 1933 Act, the 1934
Act  and the 1940 Act and the rules and
regulations of the Commission thereunder and do
not include any untrue statement of a material
fact or omit to state any material fact required
to be stated therein or necessary to make the
statements therein, in light of the circumstances
under which they were made, not materially
misleading.
             (o)	The proxy statement of the
Acquired Fund to be included in the Registration
Statement referred to in section 5.7 (the "Proxy
Statement"), only insofar as it relates to the
Acquired Fund, will, on the effective date of the
Registration Statement and on the Closing Date,
not contain any untrue statement of a material
fact or omit to state a material fact required to
be stated therein or necessary to make the
statements therein, in light of the circumstances
under which such statements were made, not
materially misleading; provided, however, that
the representations and warranties in this
section shall not apply to statements in or
omissions from the Proxy Statement and the
Registration Statement made in reliance upon and
in conformity with information that was furnished
or should have been furnished by the Acquiring
Fund for use therein.
(p) The statement delivered pursuant to
Section 7.2 hereof shall list all of the assets
transferred to the Acquiring Fund hereunder.
(q) At both Valuation Time and Closing
there shall be no known material liabilities of
the Acquired Fund, whether accrued, absolute,
contingent, or otherwise, not reflected in the
net asset value per share of the Acquired Shares
pursuant to this Agreement.
4.2.	Muni Funds, on behalf of the Acquiring
Fund, represents and warrants to the Acquired
Fund as follows:
             (a)         Muni Funds is a business
trust duly organized and validly existing under
the laws of  the Commonwealth of Massachusetts
with power under the Trust's Declaration of
Trust, as amended, to own all of its properties
and assets, to carry on its business as it is now
being conducted and to consummate the
transactions contemplated herein, and has all
necessary federal, state and local authorizations
to carry on its business as now being conducted
and to consummate the transactions contemplated
by this Agreement.
              (b)       Muni Funds is registered
with the Commission as an open-end management
investment company under the 1940 Act, and such
registration is in full force and effect.
              (c)      No consent, approval,
authorization, or order of any court or
governmental authority is required for the
consummation by the Acquiring Fund of the
transactions contemplated herein, except such as
have been obtained under the 1933 Act, the 1934
Act and the 1940 Act and such as may be required
by state securities laws.
              (d)      Muni Funds is not, and the
execution, delivery and performance of this
Agreement by the Trust will not result, in
violation of law or of the Trust's Declaration of
Trust, as amended, or By-Laws, or of any material
agreement, indenture, instrument, contract, lease
or other undertaking to which the Acquiring Fund
is a party or by which it is bound, and the
execution, delivery and performance of this
Agreement by the Acquiring Fund will not result
in the acceleration of any material obligation,
or the imposition of any material penalty, under
any material agreement, indenture, instrument,
contract, lease, judgment or decree to which the
Acquiring Fund is a party or by which it is
bound.
               (e)     No material litigation,
administrative or other proceeding or
investigation of or before any court or
governmental body is presently pending or to its
knowledge threatened against the Acquiring Fund
or any properties or assets held by it. The
Acquiring Fund knows of no facts that might form
the basis for the institution of such proceedings
that would materially and adversely affect its
business and is not a party to or subject to the
provisions of any order, decree or judgment of
any court or governmental body that materially
and adversely affects its business or its ability
to consummate the transactions herein
contemplated.
                (f)    The Statements of Assets
and Liabilities, (including the Investment
Portfolio), Operations, and Changes in Net
Assets, and the Financial Highlights of the
Acquiring Fund at and for the year ended March
31, 1999, a copy of which is attached hereto as
Schedule 4.2(f) have been audited by KPMG LLP,
independent certified public accountants, and are
in accordance with GAAP consistently applied, and
such statements present fairly, in all material
respects, the financial position, results of
operations, changes in net assets and financial
highlights of the Acquiring Fund as of such date
in accordance with GAAP, and there are no known
contingent liabilities of the Acquiring Fund
required to be reflected on a statement of assets
and liabilities (including the notes thereto) in
accordance with GAAP as of such date not
disclosed therein.
                 (g)  	Since March 31, 1999,
there has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred except as otherwise disclosed to and accepted in writing by the Acquired Fund. For purposes of this subsection (g), a decline in net asset value per share of the Acquiring Fund due to declines in market values of securities in the Acquiring
Fund's portfolio, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring Fund shares by Acquiring Fund shareholders shall not constitute a material adverse change.
                 (h)    At the date hereof and at
the Closing Date, all federal and other tax returns and reports of the Acquiring Fund required by law to have been filed by such dates
(after giving effect to any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and, to the best of the Acquiring Fund's knowledge, no such return is currently under audit and no unpaid assessment has been asserted with respect to such returns.
                  (i)   For each taxable year of
its operation, the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has been eligible to and has computed its federal income tax under Section 852 of the Code, and will do so for the taxable year including the Closing Date.
                   (j)    All issued and
outstanding shares of the Acquiring Fund (i) have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and applicable state securities laws and (ii) are, and on the Closing
Date will be, duly and validly issued and outstanding, fully paid and non-assessable
(recognizing that, under Massachusetts law,
Acquiring Fund Shareholders, under certain circumstances, could be held personally liable for the obligations of the Acquired Fund). The
Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquiring Fund shares, nor is there outstanding any security convertible into any of the Acquiring Fund shares.
                         (k)    The Acquiring Fund
Shares to be issued and delivered to the Acquired
Fund, for the account of the Acquired Fund
Shareholders, pursuant to the terms of this Agreement, will at the Closing Date have been duly authorized and, when so issued and delivered, shall be registered under the 1933 Act and under applicable state securities laws, shall be duly and validly issued, fully paid and non-assessable, and shall have been offered for sale and sold in conformity with all applicable federal and state securities laws and no shareholder of the Acquiring Fund shall have any preemptive right of subscription or purchase in respect thereto (recognizing that, under
Massachusetts law, Acquiring Fund Shareholders, under certain circumstances, could be held personally liable for the obligations of the Acquired Fund).
                    (l)   At the Closing Date,
the Acquiring Fund will have good and marketable title to the Acquiring Fund's assets, free of any liens or other encumbrances, except those liens or encumbrances as to which the Acquired Fund has received written notice prior to the Closing.
                   (m)  The execution, delivery
and performance of this Agreement have been duly authorized by all necessary action on the part of the Trustees of the Muni Funds and this Agreement constitutes a legal valid and binding obligation of the Muni Funds, on behalf of the Acquiring
Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other laws relating to or affecting creditors' rights and subject to general equity principles.
                   (n)   The information to be
furnished by the Acquiring Fund for use in applications for orders, registration statements or proxy materials or for use in any other document filed or to be filed with any federal, state or local regulatory authority (including the National Association of Securities Dealers,
Inc.), that may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto.
                   (o)   The current prospectus
and statement of additional information of the Acquiring Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.
                    (p)   The Registration
Statement and the Proxy Statement to be included in the Registration Statement, only insofar as it relates to the Acquiring Fund, will, on the effective date of the Registration Statement and on the Closing Date, (i) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading; provided, however, that the representations and warranties in this section shall not apply to statements in or omissions from the Proxy Statement and the Registration Statement made in reliance upon and in conformity with information that was furnished or should have been furnished by the Acquired
Fund for use therein.
                    (q)  The Acquiring Fund
agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act and the 1940 Act and such of the state securities laws as may be necessary in order to continue its operations after the Closing Date.
        (r)    At both the Valuation Time
and the Closing, there shall be no known material liabilities of the Acquiring Fund, whether accrued, absolute, contingent or otherwise, not reflected in the net asset value per share of the Acquiring Shares to be issued pursuant to this Agreement.

5.	COVENANTS OF THE ACQUIRING FUND AND THE
ACQUIRED FUND
5.1. The Acquiring Fund and the Acquired
Fund each covenants to operate its business in
the ordinary course between the date hereof and
the Closing Date, it being understood that (a)
such ordinary course of business will include (i)
the declaration and payment of customary
dividends and other distributions and (ii) such
changes as are contemplated by the Funds' normal
operations; and (b) each Fund shall retain
exclusive control of the composition of its
portfolio until the Closing Date.
5.2. Upon reasonable notice, the Acquiring
Fund's officers and agents shall have reasonable
access to the Acquired Fund's books and records
necessary to maintain current knowledge of the
Acquired Fund and to ensure that the
representations and warranties made by the
Acquired Fund are accurate.
5.3. The Acquired Fund covenants to call a
meeting of the Acquired Fund Shareholders
entitled to vote thereon to consider and act upon
this Agreement and to take all other reasonable
action necessary to obtain approval of the
transactions contemplated herein. Such meeting
shall be scheduled for no later than April 12,
2000 or such later date as shall be agreed upon
by the parties.
5.4. The Acquired Fund covenants that the
Acquiring Fund Shares to be issued hereunder are
not being acquired for the purpose of making any
distribution thereof other than in accordance
with the terms of this Agreement.
5.5. The Acquired Fund covenants that it
will assist the Acquiring Fund in obtaining such
information as the Acquiring Fund reasonably
requests concerning the beneficial ownership of
the Acquired Fund Shares and will provide the
Acquiring Fund with a list of affiliates of the
Acquired Fund.
5.6. Subject to the provisions of this
Agreement, the Acquiring Fund and the Acquired
Fund will each take, or cause to be taken, all
actions, and do or cause to be done, all things
reasonably necessary, proper, and/or advisable to
consummate and make effective the transactions
contemplated by this Agreement.
5.7. The Acquiring Fund covenants to
prepare the Registration Statement on Form N-14
together with any amendments and supplements
thereto and the documents contained or
incorporated therein by reference, (the
"Registration Statement"), in compliance with the
1933 Act, the 1934 Act and the 1940 Act in
connection with the meeting of the Acquired Fund
Shareholders to consider, among other things,
approval of this Agreement and the transactions
contemplated herein. The Acquired Fund covenants
to prepare the Proxy Statement to be included in
the Registration Statement in compliance with the
1934 Act and the 1940 Act in connection with the
meeting of the Acquired Fund Shareholders to
consider, among other things, approval of this
Agreement and the transactions contemplated
herein. The Acquiring Fund will file the
Registration Statement, including the Proxy
Statement and any supplement or amendment to the
Registration Statement with the Commission as
soon as practicable. The Acquired Fund will
provide the Acquiring Fund with information
reasonably necessary for the preparation of a
prospectus, which will include the Proxy
Statement referred to in section 4.1(o), all to
be included in the Registration Statement, in
compliance in all material respects with the 1933
Act, the 1934 Act and the 1940 Act. Each of the
parties has cooperated and shall continue to
cooperate with the other, and has furnished and
shall continue to furnish the other with the
information relating to itself that is required
by the 1933 Act, the 1934 Act, the 1940 Act, the
rules and regulations under each of those Acts
and state securities laws, to be included in the
Registration Statement.
5.8. The Acquired Fund covenants that it
will, from time to time, as and when reasonably
requested by the Acquiring Fund, execute and
deliver or cause to be executed and delivered all
such assignments and other instruments, and will
take or cause to be taken such further reasonable
action as the Acquiring Fund may reasonably deem
necessary or desirable in order to vest in and
confirm the Acquiring Fund's title to and
possession of all the Assets and otherwise to
carry out the intent and purpose of this
Agreement.
5.9. The Acquiring Fund covenants to use
all reasonable efforts to obtain the approvals
and authorizations required by the 1933 Act, the
1934 Act and 1940 Act, and such of the state
securities laws as it deems appropriate in order
to continue its operations after the Closing Date
and to consummate the transactions contemplated
herein; provided, however, that the Acquiring
Fund may take such actions it reasonably deems
advisable after the Closing Date as circumstances
change.
5.10. The Acquiring Fund covenants that it
will, from time to time, as and when reasonably
requested by the Acquired Fund, execute and
deliver or cause to be executed and delivered all
such assignments, assumption agreements,
releases, and other instruments, and will take or
cause to be taken such further reasonable action,
as the Aquired Fund may reasonably deem necessary
or desirable in order to (i) vest and confirm to
the Acquired Fund title to and possession of all
Acquiring Fund shares to be transferred to
Acquired Fund pursuant to this Agreement and (ii)
assume the stated liabilities from the Acquired
Fund.
5.11. As soon as reasonably practicable
after the Closing, the Acquired Fund shall make a
liquidating distribution to its shareholders
consisting of the Acquiring Fund Shares received
at the Closing, file an application pursuant to
Section 8(f) of the 1940 Act for an order
declaring that the Acquired Fund has ceased to be
an investment company and, upon receipt of such
order, shall make all filings and take all other
steps as shall be necessary to deregister as a
closed-end management investment company under
the 1940 Act and dissolve and terminate its
corporate existence under Pennsylvania law.
5.12. The Acquiring Fund and the Acquired
Fund shall each use its reasonable best efforts
to fulfill or obtain the fulfillment of the
conditions precedent to effect the transactions
contemplated by this Agreement as promptly as
practicable.
5.13. Each party will notify the other
party hereto of any material adverse change in
such party's business, prospects, results of
operations or financial condition as soon as
practicable following such change.
6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
ACQUIRED FUND
The obligations of the Acquired Fund to
consummate the transactions provided for herein
shall be subject, at its election, to the
performance by the Acquiring Fund of all the
obligations to be performed by it hereunder on or
before the Closing Date, and, in addition
thereto, the following further conditions:
6.1. All representations and warranties of
Muni Funds contained in this Agreement shall be
true and correct in all material respects as of
the date hereof and, except as they may be
affected by the transactions contemplated by this
Agreement, as of the Closing Date, with the same
force and effect as if made on and as of the
Closing Date; and there shall be (i) no pending
or threatened litigation brought by any person
(other than Acquired Fund, its adviser or any of
their affiliates) against the Acquired Fund, the
Acquiring Fund or their advisers, directors,
trustees or officers that may result in material
liability on the part of any such person or
entity and (ii) no facts known to the Acquired
Fund which the Acquired Fund reasonably believes
might result in such litigation. As of the
Valuation Time and the Closing, there shall have
been no material adverse change in the financial
condition of the Acquiring Fund since March 31,
1999 other than those changes occurring  in the
ordinary course of business as an investment
company.
6.2. The Acquiring Fund shall have
delivered to the Acquired Fund on the Closing
Date a certificate executed in its name by its
President or a Vice President, in a form
reasonably satisfactory to the Acquired Fund and
dated as of the Closing Date, to the effect that
the representations and warranties of the Muni
Funds, made in this Agreement are true and
correct in all material respects on and as of the
Closing Date, except as they may be affected by
the transactions contemplated by this Agreement,
that the Acquiring Fund has performed and
complied in all material respects with each of
its agreements and covenants required by this
Agreement to be performed or complied with by it
prior to or at the Valuation Time and the Closing
and as to such other matters as the Acquired Fund
shall reasonably request.
6.3. The Acquired Fund shall have received
on the Closing Date an opinion of Willkie Farr &
Gallagher, in a form reasonably satisfactory to
the Acquired Fund, and dated as of the Closing
Date, to the effect that:
(a) Muni Funds has been formed in
accordance with its organizational documents
under Massachusetts law and is an existing
business trust.
(b) The Acquiring Fund has the power to
carry on its business as presently conducted in
accordance with the description thereof in the
Muni Funds' registration statement under the 1940
Act.
	(c)	The Agreement has been duly
authorized, executed and delivered by Muni Funds,
on behalf of the Acquiring Fund, and constitutes
a valid and legally binding obligation of Muni
Funds, on behalf of the Acquiring Fund,
enforceable in accordance with its terms, subject
to bankruptcy, insolvency, fraudulent transfer,
reorganization, arrangement, moratorium and laws
of general applicability relating to or affecting
creditors' rights and subject to general equity
principles in any proceeding, whether at law or
in equity, provided, however, that no opinion
need be given as to the enforceability of any
provision of the Agreement relating to
indemnification.
(d)	The execution and delivery of the
Agreement did not, and the consummation of the
transactions contemplated herein will not,
violate the Acquiring Fund's Declaration of
Trust, as amended, or By-laws; or other
organizational documents.
(e) To the knowledge of such counsel, all
regulatory consents, authorizations, approvals or
filings required to be obtained or made by the
Acquiring Fund under the Federal laws of the
United States or the laws of The Commonwealth of
Massachusetts for the exchange of the Acquired
Fund's assets for Acquiring Fund Shares, pursuant
to the Agreement have been obtained or made.
(f) The Acquiring Shares are duly
authorized and, upon delivery to the Acquired
Fund following receipt by the Acquiring Fund of
the Assets of the Acquired Fund as provided in
the Agreement, will be validly issued, fully paid
and non-assessable (recognizing that, under
Massachusetts law, Acquiring Fund Shareholders,
under certain circumstances could be held
personally liable for the obligation of the
Acquired Fund) and will not be subject to any
preemptive rights arising under Massachusetts Law
or under the Declaration of Trust or other
organizational documents.
(g) To such counsel's knowledge, no
shareholder of the Acquiring Fund has any option
or warrant to subscribe or purchase in respect to
the Acquiring Shares.
(h) The execution and delivery of the
Agreement did not, and the compliance by the
Acquiring Fund with all the provisions of the
Agreement will not, violate any material contract
known to such counsel;
              (i)     No consent, approval,
authorization, order, registration or
qualification of or with any federal or
Massachusetts governmental agency or body, or any
federal or Massachusetts court, is required for
the Acquiring Fund to enter into the Agreement or
to comply with all of the provisions of the
Agreement, except such as have been obtained
under the 1933 Act, the 1934 Act, the 1940 Act,
the rules and regulations thereunder and such
consents, approvals, authorizations,
registrations or qualifications as may be
required under state securities or Blue Sky laws.
Such opinion may state that it is solely
for the benefit of the Acquired Fund, its
directors and its officers. Such counsel may rely
on certificates of officers or trustees of the
Acquiring Fund and as to matters governed by the
laws of the Commonwealth of Massachusetts on an
opinion of Massachusetts counsel. Such opinion
also shall include such other matters incident to
the transaction contemplated hereby, as the
Acquired Fund may reasonably request.
6.4.	The Acquiring Fund shall have
performed all of the covenants and complied with
all of the provisions required by this Agreement
to be performed or complied with by the Acquiring
Fund on or before the Closing Date.
6.5	The Acquiring Fund shall have duly
executed and delivered to the Acquired Fund an
assumption of stated liabilities certificate and
other instruments as the Acquired Fund may deem
necessary or desirable dated as of the Closing
pursuant to which the Acquiring Fund will assume
all of the stated liabilities of the Acquired
Fund in connection with the transactions
contemplated by this agreement.
7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
ACQUIRING FUND
The obligations of the Acquiring Fund to
consummate the transactions provided for herein
shall be subject, at its election, to the
performance by the Acquired Fund of all of the
obligations to be performed by it hereunder on or
before the Closing Date and, in addition thereto,
the following further conditions:
7.1. All representations and warranties of
the Acquired Fund contained in this Agreement
shall be true and correct in all material
respects as of the date hereof and, except as
they may be affected by the transactions
contemplated by this Agreement, as of the Closing
Date, with the same force and effect as if made
on and as of the Closing Date; and there shall be
(i) no pending or threatened litigation brought
by any person (other than Acquiring Fund, its
adviser or any of their affiliates) against the
Acquiring Fund, the Acquired Fund or their
advisers, directors/trustees or officers, that
may result in material liability on the part of
any such person or entity and (ii) no facts known
to the Acquiring Fund that the Acquiring Fund
reasonably believes might result in such
litigation.
7.2. The Acquired Fund shall have
delivered to the Acquiring Fund a statement of
the Acquired Fund's assets and liabilities as of
the Closing Date, certified by the Treasurer of
the Acquired Fund.
7.3.	The Acquired Fund shall have
delivered to the Acquiring Fund on the Closing
Date a certificate executed in its name by its
President or a Vice President, in a form
reasonably satisfactory to the Acquiring Fund and
dated as of the Closing Date, to the effect that
the representations and warranties of the
Acquired Fund made in this Agreement are true and
correct in all material respects as of the
Closing Date, except as they may be affected by
the transactions contemplated by this Agreement,
and as to such other matters as the Acquiring
Fund shall reasonably request.
7.4.	The Acquiring Fund shall have
received on the Closing Date an opinion of
Drinker Biddle & Reath LLP, in a form reasonably
satisfactory to the Acquiring Fund, and dated as
of the Closing Date, to the effect that:
(a)	The Acquired Fund is a duly
incorporated, validly existing Pennsylvania
corporation.
(b)	The   Acquired Fund has the
corporate power to carry on its business as
presently conducted in accordance with the
description thereof in the Acquired Fund's
registration statement under the 1940 Act.
 (c)	The Agreement has been duly
authorized, executed and delivered by the
Acquired Fund and constitutes a valid and legally
binding obligation of the Acquired Fund
enforceable in accordance with its terms, subject
to bankruptcy, insolvency, fraudulent transfer,
reorganization, arrangement, moratorium and laws
of general applicability relating to or affecting
creditors' rights and subject to general equity
principles in any proceeding, whether at law or
in equity, provided, however, that no opinion
need be given as to the enforceability of any
provision of the Agreement relating to
indemnification.
(d)	 The execution and delivery of
the Agreement did not and the consummation of the
transactions contemplated herein will not,
violate the Acquired Fund's Articles of
Incorporation, as amended, or By-laws; or other
organizational documents.
             (e)     To the knowledge of
such counsel, all regulatory consents,
authorizations, approvals or filings required to
be obtained or made by the Acquired Fund under
the Federal laws of the United States or the laws
of the Commonwealth of Pennsylvania for the
exchange of the Acquired Fund's assets for
Acquiring Fund Shares, pursuant to the Agreement
have been obtained or made.
(f)  The execution and delivery of
the Agreement did not, and the compliance by the
Acquired Fund with all the provisions of the
Agreement will not, violate any material contract
known to such counsel.
                          (g)         No consent,
approval, authorization, order, registration or
qualification of or with any federal or
Pennsylvania governmental agency or body, or any
federal or Pennsylvania court, is required for
the Acquired Fund to enter into the Agreement or
to comply with all of the provisions of the
Agreement, except such as have been obtained
under the 1933 Act, the 1934 Act, the 1940 Act,
the rules and regulations thereunder and such
consents, approvals, authorizations,
registrations or qualifications as may be
required under state securities or Blue Sky laws.
Such opinion may state that it is solely
for the benefit of the Acquiring Fund, its
trustees and its officers. Such counsel may rely
on certificates of officers or directors of the
Acquired Fund and, as to matters governed by the
laws of the Commonwealth of Massachusetts may
rely on an opinion of Massachusetts counsel. Such
opinion also shall include such other matters
incident to the transaction contemplated hereby,
as the Acquiring Fund may reasonably request.
7.5.	The Acquired Fund shall have
performed all of the covenants and complied with
all of the provisions required by this Agreement
to be performed or complied with by the Acquired
Fund on or before the Closing Date.
8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS
OF THE ACQUIRING FUND AND THE ACQUIRED FUND
If any of the conditions set forth below
have not been met on or before the Closing Date
with respect to the Acquired Fund or the
Acquiring Fund, the other party to this Agreement
shall, at its option, not be required to
consummate the transactions contemplated by this
Agreement:
8.1.	This Agreement and the transactions
contemplated herein shall have been approved by
the Board of Trustees of the Acquiring Fund and
by the requisite vote of the holders of the
outstanding shares of the Acquired Fund in
accordance with the provisions of the Acquired
Fund's Articles of Incorporation, as amended, and
By-Laws, applicable Pennsylvania law and the 1940
Act, and certified copies of the resolutions
evidencing such approval shall have been
delivered to the Acquiring Fund. Notwithstanding
anything herein to the contrary, neither the
Acquiring Fund nor the Acquired Fund may waive
the conditions set forth in this section 8.1.
8.2.	On the Closing Date, no action, suit
or other proceeding shall be pending or to its
knowledge threatened before any court or
governmental agency in which it is sought to
restrain or prohibit, or obtain material damages
or other relief in connection with, this
Agreement or the transactions contemplated herein
(without limiting the generality of the
foregoing, the Commission shall not have issued
any unfavorable advisory report under Section
25(b) of the 1940 Act nor instituted any
proceeding seeking to enjoin consummation of the
transactions contemplated by this Agreement under
Section 25(c) of the 1940 Act).
8.3.	All consents of other parties and all
other consents, orders and permits of Federal,
state and local regulatory authorities deemed
necessary by the Acquiring Fund or the Acquired
Fund to permit consummation, in all material
respects, of the transactions contemplated hereby
shall have been obtained, except where failure to
obtain any such consent, order or permit would
not involve a risk of a material adverse effect
on the assets or properties of the Acquiring Fund
or the Acquired Fund, provided that either party
hereto may for itself waive any of such
conditions.
8.4.	The Registration Statement shall have
become effective under the 1933 Act and no stop
orders suspending the effectiveness thereof shall
have been issued and, to the best knowledge of
the parties hereto, no investigation or
proceeding for that purpose shall have been
instituted or be pending, threatened or
contemplated under the 1933 Act.
8.5.	The Acquired Fund and the Acquiring
Fund shall have each received an opinion of Willkie Farr & Gallagher, each} dated the Closing
Date, to the effect that, based upon certain facts, assumptions and representations, for
Federal income tax purposes: (i) the transfer to the Acquiring Fund of all of the Assets of the Acquired Fund in exchange solely for Shares and the assumption by the Acquiring Fund of all of the stated liabilities of the Acquired Fund, followed by the distribution of such Shares to the Acquired Fund shareholders in exchange for their shares of the Acquired Fund in complete liquidation of the Acquired Fund, will constitute a "reorganization" within the meaning of Section
368(a)(1) of the Code, and the Acquiring Fund and the Acquired Fund will each be "a party to a reorganization" within the meaning of Section
368(b) of the Code; (ii) no gain or loss will be recognized by the Acquired Fund upon the transfer of all of its Assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the stated liabilities of the Acquired Fund, or upon the distribution of such Shares to the shareholders of the Acquired Fund; (iii) the basis of the Assets of the Acquired Fund in the hands of the Acquiring Fund will be the same as the basis of such Assets of the Acquired Fund immediately prior to the transfer; (iv) the holding period of the Assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which such Assets were held by the Acquired Fund; (v) no gain or loss will be recognized by the Acquiring Fund upon the receipt of the Assets of the Acquired Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the stated liabilities of the Acquired Fund; (vi) no gain or loss will be recognized by the shareholders of the Acquired Fund upon the receipt of Acquiring
Fund Shares solely in exchange for their shares of the Acquired Fund as part of the transaction;
(vii) the aggregate basis of Acquiring Fund
Shares received by a shareholder of the Acquired
Fund will be the same as the aggregate basis of the shares of the Acquired Fund exchanged therefor; and (viii) the holding period of such Shares received by a shareholder of the Acquired
Fund will include the holding period during which the shares of the Acquired Fund exchanged therefor were held, provided that at the time of the exchange the shares of the Acquired Fund were held as capital assets by the shareholder. The delivery of such opinion is conditioned upon receipt by Willkie Farr & Gallagher of representations it shall request of the Acquired
Fund (including its principal shareholders) if more than 50% of its shares are owned by shareholders who each own 5% or more of its shares and the Acquiring Fund. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the condition set forth in this section 8.5.

9.	INDEMNIFICATION
9.1.	Each Fund (in such capacity , the
"Indemnifying Party") agree to respectively
indemnify and hold harmless the other fund and
each of the other Fund's respective trustees,
directors and officers (such other Fund and its
trustees, directors and officers, in such
capacity, collectively the "Indemnified Party")
from and against any and all losses, claims,
damages, liabilities or expenses (including,
without limitation, the payment of reasonable
legal fees and reasonable costs of investigation)
to which jointly and severally the Indemnified
Party may become subject, insofar as any such
loss, claim, damage, liability or expense (or
actions with respect thereto) arises out of or is
based on any breach by the indemnifying Party  of
any of its respective representations,
warranties, covenants or agreements set forth in
this Agreement. The Indemnified Party further
agrees to accept full responsibility for and to
indemnify and hold harmless the Indemnified Party
from and against any and all losses, claims,
damages, liabilities or expenses (including,
without limitation, the payment of reasonable
legal fees and reasonable costs of investigation)
to which jointly and severally the Indemnified
Party may become subject, insofar as any such
loss, claim, damage, liability or expense (or
actions with respect thereto) arises out of or is
based on any and all statements, misstatements
and/or omissions relating to the Indemnifying
Party including (but not limited to) any and all
financial information (whether pro forma, audited
or unaudited), either included in or incorporated
by reference into the Proxy Statement and
Registration Statement referred to in Sections
4.1(o) and 5.7, respectively.
10.	FEES AND EXPENSES
10.1.	Muni Funds, on behalf of the
Acquiring Fund, and Shepmyers each represents and
warrants to the other that it has no obligations
to pay any brokers or finders fees in connection
with the transactions provided for herein.
10.2.	The Acquiring Fund and the Acquired
Fund shall each bear their respective expenses
which are incured in connection with the
Reorganization.
11.	ENTIRE AGREEMENT
11.1.	The Acquiring Fund and the Acquired
Fund agree that neither party has made any
representation, warranty or covenant not set
forth herein and that this Agreement constitutes
the entire agreement between the parties.
12.	TERMINATION
This Agreement may be terminated and the
transactions contemplated hereby may be abandoned
by either party by (i) mutual agreement of the
parties, or (ii) either party if the Closing
shall not have occurred on or before April 14,
2000, unless such date is extended by mutual
agreement of the parties,  (iii) either party if
the other party shall have materially breached
its obligations under this Agreement or made a
material and intentional misrepresentation herein
or in connection herewith, (iv)  the Acquiring
Fund if any of the conditions set forth in
Sections 7 or 8 are not met as of the Closing, or
(v) the Acquired Fund if any of the conditions
set forth in Sections 6 or 8 are not met as of
the Closing. In the event of any such
termination, this Agreement shall become void and
there shall be no liability hereunder on the part
of any party or their respective
directors/trustees or officers, except for any
such material breach or intentional
misrepresentation, as to each of which all
remedies at law or in equity of the party
adversely affected shall survive.
13. AMENDMENT AND WAIVER
             At any time prior to or (to the
fullest extent  permitted by law) after approval
of this Agreement by the shareholders of the
Acquired Fund, (a) the parties hereto may, by
written agreement authorized by their respective
Boards of Directors or Trustees, as the case may
be, or their respective Presidents or any Vice
Presidents, and with or without the approval of
their shareholders, amend any of the provisions
of this Agreement, and (b) either party may waive
any  breach by the other party or the failure to
satisfy any of the conditions to its obligations
(such waiver to be in writing and authorized by
the President or any Vice President of the
waiving party with or without the approval of
such party's shareholders).
14.	NOTICES
Any notice, report, statement or demand
required or permitted by any provisions of this
Agreement shall be in writing and shall be deemed
duly given if delivered by hand (including by
Federal Express or similar express courier) or
transmitted by facsimile or three days after
being mailed by prepaid, registered or certified
mail, return receipt requested, addressed to the
Acquired Fund, Post Office Box 339, Hanover,
Pennsylvania 17331 with a copy to Drinker Biddle
& Reath LLP, One Logan Square, 18th and Cherry
Streets, Philadelphia, PA   19103-6997, Attn.: W.
Bruce McConnel, III, Esq., or to the Acquiring
Fund, 388 Greenwich Street, New York, New York
10013, with a copy to Willkie Farr & Gallagher,
787 Seventh Avenue, New York, New York 10019-
6099, Attn.: Burton M. Leibert, Esq., or to any
other address that the Acquired Fund or the
Acquiring Fund shall have last designated by
notice to the other party.
15.	HEADINGS; COUNTERPARTS; ASSIGNMENT;
LIMITATION OF LIABILITY
15.1.	The Article and section headings
contained in this Agreement are for reference
purposes only and shall not affect in any way the
meaning or interpretation of this Agreement.
15.2.	This Agreement may be executed in any
number of counterparts, each of which shall be
deemed an original.
15.3.	This Agreement shall bind and inure
to the benefit of the parties hereto and their
respective successors and assigns, but no
assignment or transfer hereof or of any rights or
obligations hereunder shall be made by any party
without the written consent of the other party.
Nothing herein expressed or implied is intended
or shall be construed to confer upon or give any
person, firm or corporation, other than the
parties hereto and the  shareholders of the
Acquiring Fund and the Acquired Fund and their
respective successors and assigns, any rights or
remedies under or by reason of this Agreement.
15.4.	Muni Funds is organized as a
Massachusetts business trust, and references in
this Agreement to Muni Funds mean and refer to
its Trustees from time to time serving under the
Declaration of Trust on file with the Secretary
of  State of  the Commonwealth of Massachusetts,
as the same may be amended from time to time,
pursuant to which Muni Funds conducts its
business. It is expressly agreed that the
obligations of Muni Funds hereunder shall not be
binding upon any of the Trustees, shareholders,
nominees, officers, agents, or employees of Muni
Funds or the Acquiring Fund personally, but bind
only the property of the Acquiring Fund as
provided in the Muni Funds' Declaration of Trust.
Moreover, no series of Muni Funds other than the
Acquiring Fund shall be responsible for the
obligations of Muni Funds hereunder, and all
persons shall look only to the assets of the
Acquiring Fund to satisfy the obligations of Muni
Funds hereunder. The execution and the delivery
of this Agreement have been authorized by Muni
Funds' Board of Trustees, on behalf of the
Acquiring Fund, and this Agreement has been
signed by authorized officers of the Acquiring
Fund acting as such, and neither such
authorization by such Trustees, nor such
execution and delivery by such officers, shall be
deemed to have been made by any of them
individually or to impose any liability on any of
them personally, but shall bind only the property
of the Acquiring Fund as provided in Muni Funds'
Declaration of Trust.
15.5. This Agreement shall be governed by,
and construed and enforced in accordance with,
the laws of  the Commonwealth of Massachusetts,
without regard to its principles of conflicts of
laws.
16. OTHER
16.1      Announcements No announcements or
similar publicity with respect to this Agreement
or the transactions contemplated herein shall be
made at any time and in any manner unless
specifically agreed upon and approved by each of
the parties and their respective investment
advisers; provided, that nothing herein shall
prevent either party upon notice to the other
party from making such public announcements as
such party's counsel may consider advisable in
order to satisfy the parties' legal and
contractual obligations.
            16.2     Further Assurances.
Subject to the terms and conditions herein
provided, each of the parties hereto shall use
its best efforts to take, or cause to be taken,
such action, to execute and deliver, or cause to
be executed and delivered, such additional
documents and instruments and to do, or cause to
be done, all things necessary, proper or
advisable under the provisions of this Agreement
and under applicable law to consummate and make
effective the transactions contemplated by this
Agreement.
 16.3     Termination of Representations
and Warranties.   The representations and
warranties of the parties set forth in this Agreement shall terminate upon the delivery of the Assets to the Acquiring Fund and the issuance of the Acquiring Fund Shares at the Closing.
Notwithstanding anything herein to the contrary,
Section 9 shall not terminate as of, and shall remain in full force and effect after, the Closing.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or Vice President and its seal to be affixed thereto and attested by its Secretary or Assistant Secretary.

Attest of Shepmyers Investment Company
	SHEPM
YERS INVESTMENT COMPANY



_____________________________________	By :
_________________________________

Name:
Name:
Title:
Title:

Attest:	SMITH
BARNEY MUNI FUNDS on behalf of  Smith Barney Muni
Funds
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_____________________________________
	By: _________________________________

Name:
Name:
Title:
	Title:



Attest:


Article I. APPENDIX A
5% SHAREHOLDERS OF THE NATIONAL PORTFOLIO

As of    , 2000 the following shareholders
beneficially owned 5% or
more of a class of shares of the National
Portfolio: